SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(A) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          HARRIS & HARRIS GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 12, 2004

         To the Shareholders of Harris & Harris Group, Inc.:

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of the Shareholders of Harris & Harris Group, Inc. (the "Company") will be held on Wednesday, May 12, 2004, at 2:30 p.m., local time, on the Concourse Level at 780 Third Avenue (between 48th Street and 49th Street), New York, New York 10017. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

         1. To elect 10 directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

         2. To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent accountant for and during the fiscal year ending
              December 31, 2004;

         3. To approve a proposal to authorize the Company to offer long-term rights to purchase shares of the Company's common stock at an exercise price that, at the time such rights are issued, will not be less than the greater of the market value of the Company's common stock or the net asset value of the Company's common stock. Such rights may be part of or accompanied by other securities of the Company (such as convertible preferred stock or convertible debt);

         4. To remove certain investment restrictions that are not applicable to business development companies; and

         5. To transact such other business, including adjournments, as may properly come before the meeting or any adjournment or adjournments thereof.

         Holders of common stock of record at the close of business on March 26, 2004 will be entitled to vote at the meeting.

         Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                                             By Order of the Board of Directors

April 12, 2004                               /s/ Susan T. Harris
New York, New York                           ----------------------------------
                                             Susan T. Harris
                                             Secretary

      IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                       THE MEETING DATE IS MAY 12, 2004.

                      (THIS PAGE LEFT BLANK INTENTIONALLY)

                          Harris & Harris Group, Inc.
                              111 West 57th Street
                            New York, New York 10019
                                 (212) 582-0900

                                PROXY STATEMENT

                      2004 Annual Meeting of Shareholders

General Information
-------------------

         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Company," "us," "our," and "we") to be voted at the 2004 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 12, 2004 and at any adjournment thereof.

         The Annual Meeting will be held on Wednesday, May 12, 2004 at 2:30 p.m., local time, on the Concourse Level at 780 Third Avenue (between 48th Street and 49th Street), New York, New York 10017. At the Annual Meeting, our shareholders will be asked to elect 10 directors to serve on the Board of Directors of the Company and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED ON THE PROXIES WILL, UNLESS THE SHAREHOLDER OTHERWISE SPECIFIES IN THE PROXY, VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. The enclosed proxy card and this proxy statement and annual report on Form 10-K are being first transmitted on or about April 12, 2004 to our shareholders.

         The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 13,798,845 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Revocation; Vote Required
------------------------------------------

         All properly executed proxies received prior to the Annual Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. UNLESS INSTRUCTIONS TO THE CONTRARY ARE MARKED, SHARES REPRESENTED BY THE PROXIES WILL BE VOTED "FOR" ALL THE PROPOSALS.

         Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

         Approval of any of the matters submitted for shareholder approval requires that a quorum be present. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes are proxies received by us from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on the particular matter.

         If a quorum is present (in person or by proxy) and voting, (i) for Proposal 1, the directors will be elected by a plurality of the votes cast;
(ii) for Proposal 2, the proposal to ratify, confirm and approve the independent accountant will be approved if a majority of the votes cast are cast in favor; (iii) for Proposal 3, the financing proposal will be approved if a majority of the votes cast are cast in favor; and (iv) for Proposal 4, approval of the proposal with respect to the removal of each investment restriction will require the approval of the holders of a majority of the voting securities outstanding on the record date (defined in the Investment Company Act of 1940 (the "1940 Act") as the lesser of (a) more than 50% of the shares outstanding on the record date or (b) 67% or more of the shares represented at a meeting at which more than 50% of the shares outstanding on the record date are represented). All other matters being submitted to shareholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. For purposes of Proposals 1, 2, 3 and unspecified matters that come before the meeting, votes withheld, abstentions and broker non-votes will not be counted as votes cast on the matter and will have no effect on the result of the vote. For purposes of Proposal 4, because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against the proposal.

         Proxies are being solicited by us. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by us. They may also be solicited by officers and regular employees of the Company personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of our common stock. It is estimated that those costs will be nominal.

                             ELECTION OF DIRECTORS

                                (Proposal No. 1)

         The 10 nominees listed below, all of whom currently serve as directors, have been nominated to serve as our directors until the next Annual Meeting or until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by our present Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES.

Nominees
--------

         Certain information, as of March 26, 2004, with respect to each of the 10 nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. The nominees for election as directors of the Company have been divided into two groups -- interested directors and independent directors. Interested directors are "interested persons" as defined in the 1940 Act or persons who may be considered an "interested person" because of consulting work done for us. All 10 nominees are currently directors of the Company. We do not have an advisory board.

                             Independent Directors

         Dr. C. Wayne Bardin, age 69, was elected to our Board of Directors in December 1994. From 1998 until the present, he served as President of Thyreos Corp., a privately held, start-up pharmaceutical company. In 2003, Thyreos sold its pharmaceutical assets but remains a holding company. From 1978 through 1996, Dr. Bardin was Vice President of The Population Council. Dr. Bardin's professional appointments have included: Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. He has also served as a consultant to several pharmaceutical companies. He has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for National Institute of Health, World Health Organization, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; an M.S. and M.D. from Baylor University; and a Doctor Honoris Causa from the University of Caen, the University of Paris and the University of Helsinki.

         Dr. Phillip A. Bauman, age 48, was elected to our Board of Directors in February 1998. He is Senior Attending in Orthopaedic Surgery at St. Luke's/ Roosevelt Hospital Center in Manhattan and has served as an elected member of the executive committee of the Medical Board since 2000. He has been Assistant Professor of Orthopaedic Surgery at Columbia University since 1998 and a Vice President of Orthopaedic Associates of New York since 1994. He was elected a fellow of the American Academy of Orthopaedic Surgeons in 1991. He is an active member of the American Orthopaedic Society for Sports Medicine, the New York State Society of Orthopaedic Surgeons and the American Medical Association. Dr. Bauman holds a B.A. and M.S. in biology from Harvard University and a medical degree from Columbia University.

         G. Morgan Browne, age 69, was elected to our Board of Directors in June 1992. From 2001-2003, Mr. Browne was the Chief Financial Officer of Cold Spring Harbor Laboratory, a not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. From 1985 to 2001, he was the Administrative Director of Cold Spring Harbor Laboratory. In prior years, he was active in the management of numerous scientifically based companies as an officer, as an individual consultant and as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a Director of OSI Pharmaceuticals, Inc., a publicly held company principally engaged in drug discovery based on gene transcription. He was a founding director of the New York Biotechnology Association and a founding director of the Long Island Research Institute. Mr. Browne was graduated from Yale University.

         Dugald A. Fletcher, age 74, was elected to our Board of Directors in June 1996. He has served as President of Fletcher & Company, Inc., a management consulting firm since 1984. Until the end of 1997, he was Chairman of Binnings Building Products Company, Inc. Mr. Fletcher's previous business appointments include: adviser to Gabelli/Rosenthal LP, a leveraged buyout fund; Chairman of Keller Industries, building and consumer products; Senior Vice President of Booz-Allen & Hamilton; President of Booz-Allen Acquisition Services; Executive Vice President and a Director of Paine Webber, Inc.; and President of Baker, Weeks and Co., Inc., a New York Stock Exchange member firm. He is currently a Trustee of the Gabelli Growth Fund and a Director of the Gabelli Convertible and Income Securities Fund, Inc. Mr. Fletcher was graduated from Harvard College and Harvard Business School.

         Mark A. Parsells, age 44, was elected to our Board of Directors in November 2003. Since May 2001, Mr. Parsells has been Chairman, President and Chief Executive Officer of Fusura LLC, an AIG company that is an internet-based, direct to consumer auto insurance business. From February 2000 through May 2001, Mr. Parsells was President and Chief Operating Officer of Citibank Online. From April 1999 through February 2000, Mr. Parsells was Senior Vice President for Strategic Planning and General Manager of First USA, Wingspan. He was graduated from Emory University (BA), Cornell University (MBA) and Vlerick LeuvenGent Business School (MBA).

         Charles E. Ramsey, age 61, was elected to our Board of Directors in October 2002. He is a retired founder and principal of Ramsey/Beirne Associates, Inc., an executive search firm that specialized in recruiting top officers for high technology companies, many of which were backed by venture capital. An active investor, he is a director of three privately held companies, including Experion Systems, Inc. (in which we own an equity interest). He works on construction projects in Nicaragua as a member of the Nicaraguan Initiative Committee for the Presbyterian Churches of the Hudson River and as Chair of Bridges to Community, a non-governmental organization dedicated to construction projects in Nicaragua. He was graduated from Wittenberg University (B.A.).

         James E. Roberts, age 58, was elected to our Board of Directors in June 1995. Since November 2002, he has been Executive Vice President and Chief Underwriting Officer of the Reinsurance Division of Alea North America Company. From October 1999 to November 2002, he was Chairman and Chief Executive Officer of the Insurance Corporation of New York, Dakota Specialty Insurance Company, and Recor Insurance Company Inc., all members of the Trenwick Group, Ltd. From October 1999 to March 2000, he served as Vice Chairman of Chartwell Reinsurance Company. Prior to assuming those positions, he was Vice Chairman of Trenwick America Reinsurance Corporation from May 1995 to March 2000. Mr. Roberts is a graduate of Cornell University.

                              Interested Directors

         Charles E. Harris, age 61, has been a Director, Chairman of our Board of Directors and Chief Executive since April 1984 and Managing Director since January 2004. He also served as our Chief Compliance Officer from February 1997 to February 2001. He was a member of the Advisory Panel for the Congressional Office of Technology Assessment. Prior to joining us, he was Chairman of Wood, Struthers and Winthrop Management Corporation, the investment advisory subsidiary of Donaldson, Lufkin and Jenrette. He is currently a member of the New York Society of Security Analysts. He acts as a Trustee and head of the audit committee of Cold Spring Harbor Laboratory, a not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. He also serves as a Trustee and head of the audit committee of the Nidus Center, a life sciences business incubator in St. Louis, Missouri. He is a life-sustaining fellow of MIT and a shareholder of its Entrepreneurship Center. He was graduated from Princeton University (A.B.,
1964) and Columbia University Graduate School of Business (MBA, 1967). He is an "interested person" as defined in Section 2(a)(19) of the 1940 Act, as a beneficial owner of more than 5% of our common stock, as a control person and as one of our officers. In addition, Mr. Harris's wife serves as our corporate secretary.

         Dr. Kelly S. Kirkpatrick, age 37, was elected to our Board of Directors in March 2002. She has served as a consultant to us on nanotechnology and in our due diligence work on Agile Materials & Technologies, Inc. and Optiva, Inc. She is an independent business consultant assessing and advising on early stage, technology start-ups for venture capital companies. From 2000 to 2002, she served in the Office of the Executive Vice Provost of Columbia University as Director of the Columbia University Nanotechnology Initiative and as Director for Research and Technology Initiatives. From 1998 to 2000, she served in the White House Office of Science and Technology Policy as a Senior Policy Analyst involved in the National Nanotechnology Initiative. From 1997 to 1998, she was a Science Policy Coordinator for Sandia National Laboratories. From 1995 to 1996, she served in the office of Senator Joseph Lieberman as Legislative Assistant, Congressional Science and Engineering Fellow. Dr. Kirkpatrick received her B.S. in Chemistry with a business option from the University of Richmond and received her Ph.D. in Materials Science and Engineering from Northwestern University. She may be considered to be an "interested person" of the Company because of the consulting work she does for us.

         Lori D. Pressman, age 46, was elected to our Board of Directors in March 2002. She has served as a consultant to us on tiny technology, intellectual property and in our due diligence work on Chlorogen, Inc., Continuum Photonics, Inc., NanoOpto Corporation, Nanopharma Corp.,

Nanosys, Inc., Nantero, Inc. and NeoPhotonics Corporation. She also acts as an observer for us at board meetings of certain portfolio companies in the Boston area. She is a business consultant providing advisory services to start-ups and venture capital companies. She consults internationally on technology transfer practices and metrics for non-profit and government organizations. From 1999 to 2001, she was Chair of the Survey Statistics and Metrics Committee of the Association of University Technology Managers. From September 1989 to July 2000, she was employed by MIT in its Technology Licensing Office. She served as its Technology Licensing Officer from 1989 to 1995 and as Assistant Director from 1996 to 2000. From September 1984 to September 1989, she was Senior Development Engineer at Lasertron, Inc. Ms. Pressman was graduated from the Massachusetts Institute of Technology, Physics (S.B.), and the Columbia School of Engineering (MSEE). She may be considered to be an "interested person" of the Company because of the consulting work she does for us.

         Set forth below is the dollar range of equity securities beneficially owned by each director or nominee as of March 25, 2004.

  ===========================================================================
 |                                    |  Dollar Range of Equity Securities  |
 |     Name of Director or Nominee    |  Beneficially Owned (1)(2)(3)       |
 | -----------------------------------|-------------------------------------|
 |                                    |                                     |
 |  Dr. C. Wayne Bardin               |               Over $100,000         |
 |  Dr. Phillip A. Bauman             |               Over $100,000         |
 |  G. Morgan Browne                  |               Over $100,000         |
 |  Dugald A. Fletcher                |               Over $100,000         |
 |  Mark A. Parsells                  |                   None              |
 |  Charles E. Ramsey                 |               Over $100,000         |
 |  James E. Roberts                  |               Over $100,000         |
 |  Charles E. Harris (4)             |               Over $100,000         |
 |  Dr. Kelly S. Kirkpatrick (5)      |            $50,001 - $100,000       |
 |  Lori D. Pressman (5)              |            $50,001 - $100,000       |
  ==========================================================================

(1) Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.

(2)  The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.

(3) The dollar ranges are based on the price of the equity securities as of March 25, 2004.

(4) Denotes an individual who is an "interested person" as defined in the 1940 Act.

(5) Denotes an individual who may be considered an "interested person" because of consulting work performed for us.


Board of Directors and Committees
---------------------------------

         In 2003, there were five meetings of the Board of Directors of the Company and the full Board acted 11 times by unanimous written consent. No director attended fewer than 75 percent of the aggregate of Board of Directors' and applicable committee meetings on which each director served (during the periods that they so served), except that Mr. Ramsey attended one of the two meetings of the Ad Hoc Long-Term Planning Committee.

         It is the policy of the Company that a portion of our directors are encouraged to attend annual meetings of shareholders. In 2003, one director attended the annual meeting.

         Shareholders and other interested parties may contact the Board or any member of the Board by mail. To communicate with the Board or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate by either name or title. All such correspondence should be sent c/o the Company, 111 West 57th Street, Suite 1100, New York, New York 10019.

         The Company's Board of Directors has seven committees comprised of the following members, all of whom except Mr. Harris are independent both under the rules of the NASD and for purposes of the 1940 Act:

                                Board Committees

 -----------------------------------------------------------------------------
|           Executive      |            Audit        |      Compensation      |
| -------------------------|-------------------------|------------------------|
|                          |                         |                        |
|  Charles E. Harris (1)   |  Dugald A. Fletcher (1) |  James E. Roberts (1)  |
|  Dr. C. Wayne Bardin     |  Dr. Phillip A. Bauman  |  Dr. Phillip A. Bauman |
|  G. Morgan Browne        |  G. Morgan Browne       |  Mark A. Parsells      |
|  James E. Roberts        |                         |  Charles E. Ramsey     |
 -----------------------------------------------------------------------------

 ------------------------------------------------------------------------------------------------------
|        Nominating        |        Valuation        |  Independent Directors |       Pricing          |
|--------------------------|-------------------------|------------------------|------------------------|
|                          |                         |                        |                        |
|  Dr. C. Wayne Bardin (1) |  Dugald A. Fletcher (1) |  G. Morgan Browne(1)   |  Charles E. Harris(1)  |
|  Dr. Phillip A. Bauman   |  Dr. C. Wayne Bardin    |  Dr. C. Wayne Bardin   |  G. Morgan Browne      |
|  Mark A. Parsells        |  G. Morgan Browne       |  Dr. Phillip A. Bauman |  Dugald A. Fletcher    |
|  Charles E. Ramsey       |  Mark A. Parsells       |  Dugald A. Fletcher    |                        |
|                          |  James E. Roberts       |  Mark A. Parsells      |                        |
|                          |                         |  Charles E. Ramsey     |                        |
|                          |                         |  James E. Roberts      |                        |
|                          |                         |                        |                        |
 ------------------------------------------------------------------------------------------------------

|(1) Denotes the Chairman of the Committee.


Executive Committee
-------------------

         The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee did not meet as a separate committee and did not act by unanimous written consent in 2003.

Audit Committee
---------------

         The Audit Committee has been delegated the sole authority to appoint or replace our independent accountant, subject to shareholder ratification. The Audit Committee discusses and reviews the scope and fees of the prospective annual audit, reviews the results thereof with the independent accountant, reviews and approves non-audit services of the independent accountant, reviews compliance with existing major accounting and financial policies relative to the adequacy of the Company's internal accounting controls, reviews compliance with federal and state laws relating to accounting practices and reviews and approves transactions, if any, with affiliated parties.

         The Audit Committee operates pursuant to a written charter approved by our Board of Directors, which is attached hereto as Appendix A. The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The Audit Committee met three times and acted by unanimous written consent one time in 2003.

Compensation Committee
----------------------

         The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of our employees. The Compensation Committee met one time and acted by unanimous written consent two times in 2003.

Nominating Committee
--------------------

         The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors, committee members and officers of the Company. The Board must ratify, approve or otherwise confirm the Nominating Committee's selections and appointments to render them effective. The Nominating Committee met one time and acted by unanimous written consent two times in 2003.

         The Nominating Committee will consider Director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include:

  o The name of the shareholder and evidence of the person's ownership of shares of the Company, including the number of shares owned and the length of time of ownership;

  o The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director of the Company and the person's consent to be named as a Director if selected by the Nominating Committee and nominated by the Board; and

  o If requested by the Nominating Committee, a completed and signed directors' questionnaire.

         The shareholder recommendation and information described above must be sent to the Company's Corporate Secretary, c/o Harris & Harris Group, Inc., 111 West 57th Street, Suite 1100, New York, New York 10019 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders or, if the meeting has moved by more than 30 days, a reasonable amount of time before the meeting.

         The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experience. The Company does not pay any third party a fee to assist in the process of identifying and evaluating candidates.

         The Nominating Committee operates pursuant to a written charter approved by our Board of Directors. The Nominating Committee Charter sets out the responsibilities, authority and duties of the Nominating Committee. Our Nominating Committee Charter is attached hereto as Appendix B.

Valuation Committee
-------------------

         The Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of our assets for reporting purposes pursuant to our Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. Glenn E. Mayer(1) was a member of the Valuation Committee from October 21, 2003 through December 24, 2003. The Valuation Committee met seven times in 2003.


---------------------------------
(1) Mr. Mayer is currently a Director but is not a nominee for reelection at this Annual Meeting.



Ad Hoc Long-Term Planning Committee
-----------------------------------

         The Board of Directors approved the appointment of an Ad Hoc Long-Term Planning Committee on February 5, 2003, which acted as an advisory committee to the Board. The members of the Ad Hoc Long-Term Planning Committee during 2003 were G. Morgan Browne, Dr. C. Wayne Bardin, Glenn E. Mayer and Charles E. Ramsey, and such committee members were considered independent as defined in the 1940 Act. The Ad Hoc Long-Term Planning Committee met two times in 2003. This committee was terminated by the Board of Directors on March 10, 2004.

Independent Directors Committee
-------------------------------

         The Board of Directors approved the appointment of an Independent Directors Committee on March 10, 2004, which will have the responsibility of proposing corporate governance and long term planning matters to the Board of Directors.

Pricing Committee
-----------------

         The Board of Directors approved the appointment of a Pricing
Committee on October 21, 2003 to fix the price of the 2003 public offering and to handle such details as were necessary to effect the public offering.
The members of the Pricing Committee were Charles E. Harris, Dugald A.
Fletcher and Glenn E. Mayer. The Pricing Committee met one time during 2003 and upon the completion of the offering on December 24, 2003, the Pricing
Committee was terminated.

         The Board of Directors approved the appointment of a Pricing Committee on February 12, 2004 to fix the price of future public or private offerings and to handle such details as are necessary to effect such offerings.

Audit Committee Report
----------------------

         The Audit Committee of the Company presents the following report:

         The Audit Committee of the Company has performed the following functions: (i) the Audit Committee reviewed and discussed the audited financial statements of the Company with management, (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61, (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1 and has discussed with the auditors the auditors' independence and (iv) the Audit Committee recommended to the Board of Directors of the Company that the financial statements be included in the Company's Annual Report on Form 10-K for the past fiscal year.

         Dugald A. Fletcher (Chair)
         Dr. Phillip A. Bauman
         Glenn E. Mayer

Audit Committee's Pre-Approval Policies
---------------------------------------

         Since March 2003, the Audit Committee of the Company has pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLC to the Company. On November 11, 2003, the Audit Committee adopted Pre-Approval Policies and Procedures.

Audit Fees
----------

         The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their annual audit of the Company's consolidated financial statements, and reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2003, and the review of documents and matters associated with our 2003 public offering was approximately $98,800 and for the fiscal year ended December 31, 2002 was approximately $55,500.

Tax Fees
--------

         The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for tax services for the fiscal year ended December 31, 2003 was approximately $13,450 and for the fiscal year ended December 31, 2002 was approximately $13,400.

         All such fees for services rendered during 2003 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of non-audit services that were provided during 2003 is compatible with maintaining PricewaterhouseCoopers LLP's independence in performing audit services for the Company.

Principal Shareholders
----------------------

         Set forth below is information as of March 25, 2004 with respect to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each of our directors and executive officers (iii) all of our directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all shares are beneficially owned and investment and voting power is held by the persons named as owners. The information in the table below is from publicly available information that may be as of dates earlier than March 25, 2004. At this time, we are unaware of any shareholder owning more than 5% of the outstanding shares of common stock other than the ones noted below. Unless otherwise provided, the address of each holder is c/o Harris & Harris Group, Inc., 111 West 57th Street, Suite 1100, New York, New York 10019.


                                                        Amount and Nature of       Percentage of Outstanding
       Name and Address of Beneficial Owner             Beneficial Ownership          Common Shares Owned
------------------------------------------------        --------------------       --------------------------

Directors and Executive Officers:
  Charles E. and Susan T. Harris...............              1,050,893(1)                        7.6
  Dr. C. Wayne Bardin..........................                 21,316(2)                         *
  Dr. Phillip A. Bauman........................                 22,476(3)                         *
  G. Morgan Browne.............................                 34,172                            *
  Dugald A. Fletcher...........................                 13,370                            *
  Douglas W. Jamison...........................                    625                            *
  Dr. Kelly S. Kirkpatrick.....................                  3,313                            *
  Daniel V. Leff...............................                      0                            *
  Glenn E. Mayer...............................                100,000                            *
  Mark A. Parsells.............................                      0                            *
  Mel P. Melsheimer............................                 80,210(4)                         *
  Lori D. Pressman.............................                  3,871                            *
  Charles E. Ramsey............................                 28,046
  James E. Roberts.............................                 16,392                            *
  Helene B. Shavin.............................                  3,000                            *
All directors and executive officers as
  a group (16 persons)..........................             1,377,684                           10.0

5% Shareholders:

  Jonathan Rothschild
    c/o Arterio, Inc.
    1061-B Shary Circle
    Concord, California 94518...................               770,330                           5.6

  Masters Capital Management
    LLC/Michael Masters(5)
    3060 Peachtree Road, N.E., Suite 1815
    Atlanta, Georgia 30305......................               886,962(6)                        6.4

________________

* Less than 1%.

(1) Includes 1,039,559 shares owned by Mrs. Harris and 11,334 shares owned by Mr. Harris.
(2) Includes 3,786 shares owned by Bardin LLC for the Bardin LLC Profit-Sharing Keogh.
(3) Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife; 100 shares owned by Adelaide Polk-Bauman, Dr. Bauman's daughter; 100 shares owned by Milbry Polk-Bauman, Dr. Bauman's daughter; and 100 shares owned by Mary Polk-Bauman, Dr. Bauman's daughter. Ms. Milbry C. Polk is the custodian for the accounts of the three children.
(4) Includes 13,334 shares which are owned jointly by Mel P. Melsheimer and his wife.
(5) Pursuant to a Schedule 13G/A dated February 9, 2004, Masters Capital Management LLC ("Masters") and Michael Masters beneficially owned 568,200 shares and Marlin Fund Offshore, Ltd. beneficially owns 318,762 shares (all with shared voting and dispositive power).
(6)  See Footnote 5.

Executive Officers
------------------

         Our executive officers who are not directors are set forth below. Information relating to our executive officers who are directors is set forth under "Election of Directors - Nominees." Our executive officers are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

         Mel P. Melsheimer, age 64, has served as President, Chief Operating Officer and Chief Financial Officer since February 1997 and Managing Director since January 2004. Since February 2001, he has also served as our Chief Compliance Officer and since July 2001, as Treasurer. From March 1994 to February 1997, he served as a nearly full-time consultant to us or as an officer to one of our portfolio companies. From November 1992 to February 1994, he served as Executive Vice President, Chief Operating Officer and Secretary of Dairy Holdings, Inc. He was graduated from the University of Southern California (MBA) and Occidental College (B.A.).

         Daniel V. Leff, age 35, has served as Executive Vice President and Managing Director since January 2004. Prior to joining us, he was a Senior Associate with Sevin Rosen Funds in the firm's Dallas, Texas office where he focused on early-stage investment opportunities in semiconductors, components, and various emerging technology areas. Mr. Leff has also worked for Redpoint Ventures in the firm's Los Angeles office. In addition, he previously held engineering, marketing and strategic investment positions with Intel Corporation. Mr. Leff received his Ph.D. degree in Physical Chemistry from UCLA's Department of Chemistry and Biochemistry. He also received a B.S. in Chemistry from the University of California, Berkeley and an MBA from The Anderson School at UCLA, where he was an Anderson Venture Fellow.

         Douglas W. Jamison, age 34, has served as Vice President since September 2002 and Managing Director since January 2004. Prior to joining us, he worked for five years as a senior technology manager at the University of Utah Technology Transfer Office, where he managed intellectual property for the University of Utah. He was graduated from Dartmouth College (B.A.) and the University of Utah (M.S.).

         Helene B. Shavin, age 50, has served as our Vice President and Controller since November 2001. Prior to joining us, she was a Vice President with Citicorp Venture Capital from 1986 to 2000. Ms. Shavin is a graduate of Queens College (B.A.) and Baruch College (MBA) and is a certified public accountant.

         Susan T. Harris, 59, was employed by Harris & Harris Enterprises, Inc., a wholly owned subsidiary of Harris & Harris Group, Inc., from July 1999 through July 2003, working primarily in financial public relations. From July 2001 through July 2003, she served as its Secretary and Treasurer. Also since July 2001, Ms. Harris has served as corporate secretary of Harris & Harris Group, Inc. She has been an investor relations consultant since 1972, operating as a sole proprietor prior to 1999, and again from July 2001 to the present. From 1966 to 1972, she was a securities analyst with several securities firms, including Eastman Dillion, Union Securities, Inc., where she was Vice President and Senior Consumer Products Analyst. She is a graduate of Wellesley College with a B.A. in economics. Ms. Harris's husband serves as the Chairman, Chief Executive Officer and a Managing Director of the Company.

Remuneration of Chief Executive Officer and Other Executive Officers
--------------------------------------------------------------------

         The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to our Chief Executive Officer and our other executive officers.


                                            =============================================
                                           |             Annual Compensation             |
 =========================================================================================================
|                              |           |             |              |  Other Annual  |   All Other    |
|           Name and           |   Year    |   Salary    |    Bonus     |  Compensation  |  Compensation  |
|      Principal Position      |           |    ($)      |   ($)(1)     |     ($)(2)     |     ($)(3)     |
|------------------------------| ----------|-------------|--------------|----------------|----------------|
|                              |           |             |              |                |                |
| Charles E.  Harris           |   2003    |   224,567   |        0     |     43,006     |     318,296    |
| Chairman of the Board,       |   2002    |   221,217   |   10,503     |     46,570     |     165,468    |
| Chief Executive Officer (4)  |   2001    |   215,510   |        0     |     48,453     |     232,000    |
|                              |           |             |              |                |                |
|                              |           |             |              |                |                |
| Mel P. Melsheimer            |   2003    |   254,106   |        0     |          0     |      14,000    |
| President, Chief Operating,  |   2002    |   250,327   |    3,224     |          0     |      12,000    |
| Officer, Chief Financial     |   2001    |   243,869   |        0     |          0     |      10,500    |
| Officer, Treasurer &         |           |             |              |                |                |
| Chief Compliance Officer     |           |             |              |                |                |
|                              |           |             |              |                |                |
|                              |           |             |              |                |                |
| Helene B. Shavin             |   2003    |    89,241   |        0     |          0     |      14,000    |
| Controller                   |   2002    |    85,353   |    1,161     |          0     |      11,000    |
|                              |   2001    |    13,333   |        0     |          0     |       1,867    |
|                              |           |             |              |                |                |
|                              |           |             |              |                |                |
| Susan T. Harris              |   2003    |     9,522   |        0     |          0     |           0    |
| Secretary                    |   2002    |    12,703   |        0     |          0     |       2,332    |
|                              |   2001    |    12,376   |        0     |          0     |       1,578    |
|                              |           |             |              |                |                |
|                              |           |             |              |                |                |
| Douglas W. Jamison           |   2003    |    137,182  |        0     |          0     |      12,000    |
| Vice President               |   2002    |    35,936   |        0     |          0     |       1,050    |
|                              |           |             |              |                |                |
 =========================================================================================================

(1) For 2002, these amounts represent the actual amounts earned as a result of realized gains during the year ended December 31, 2002 under the Harris & Harris Group Employee Profit-Sharing Plan and paid out in 2003. You may find more information on our Employee Profit-Sharing Plan under Incentive Compensation Plans.

(2) Other than Mr. Harris, amounts of "Other Annual Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

(3) Except for Mr. Harris, amounts reported represent our contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan. For 2003, Mr. Harris's "All Other Compensation" consists of: $14,000 401(k) Plan employer contribution; $298,306 for his 2003 SERP contribution; and $5,990 in life insurance premiums for the benefit of his beneficiaries. With respect to 2002 and 2003, an additional $73,739 was accrued for Mr. Harris's SERP account in 2002, but not paid until 2003.

(4)  Mr. Harris has an employment agreement with us.

Incentive Compensation Plans
----------------------------

         As of January 1, 2003, we implemented the Amended and Restated Harris & Harris Group, Inc. Employee Profit-Sharing Plan, which we refer to as the 2002 Plan.

         The Plan (and its predecessor) provides for profiting sharing by our officers and employees equal to 20% of our "qualifying income" for that plan year. For the purposes of the Plan, qualifying income is defined as net realized income as reflected on our consolidated statements of operations for that year, less nonqualifying gains, if any.

         For purposes of the Plan, our net realized income includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by us), but is calculated without including dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carry-overs from other years. The proportion of net after-tax realized gains attributable to asset values as of September 30, 1997 is considered nonqualifying gain, which reduces qualifying income.

         On October 15, 2002, our shareholders approved the performance goals under the 2002 Plan in accordance with Section 162(m) of the Code, effective as of January 1, 2003. The Code generally provides that a public company such as we are may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers to the extent that the compensation paid to the officer/employee exceeds $1,000,000 in any tax year, unless payment is made upon the attainment of objective performance goals that are approved by our shareholders.

         Under the 2002 Plan, our net realized income includes investment income, realized qualifying gains and losses, and operating expenses (including taxes paid or payable by us), but is calculated without including dividends paid or loss carry-overs from other years, which we refer to as qualifying income. As soon as practicable following the year-end audit, the Compensation Committee will determine whether, and if so how much, qualifying income exists for a plan year. Once determined, 90% of the qualifying income will be paid out to Plan participants pursuant to the distribution percentages set forth in the Plan. The remaining 10% will be paid out after we have filed our federal tax return for that plan year.

         Under the 2002 Plan, awards previously granted to the four current Participants (Messrs. Harris and Melsheimer and Ms. Shavin and Jacqueline M. Matthews, herein referred to as the "grandfathered participants") will be reduced by 10% with respect to "Non-Tiny Technology Investments" (as defined in the 2002 Plan) and by 25% with respect to "Tiny Technology Investments" (as defined in the 2002 Plan) and will become permanent. These reduced awards are herein referred to as "grandfathered participations." The amount by which the awards are reduced will be allocable and reallocable each year by the the Compensation Committee among current and new participants as awards under the 2002 Plan. The grandfathered participations will be honored by us whether or not the grandfathered participant is still employed by us or is still alive (in the event of death, the grandfathered participations will be paid to the grandfathered participant's estate), unless the grandfathered participant is dismissed for cause, in which case all awards, including the grandfathered participations, will be immediately cancelled and forfeited. With regard to new investments and follow-on investments made after the date on which the first new employee begins participating in the 2002 Plan, both current and new participants will be required to be employed by us at the end of a plan year in order to participate in profit-sharing on our investments with respect to that year.

         Notwithstanding any provisions of the 2002 Plan, in no event may the aggregate amount of all awards payable for any Plan Year during which we remain a "business development company" within the meaning of the 1940 Act be greater than 20% of our "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards as calculated exceed that amount, the awards will be reduced pro rata.

         The 2002 Plan may be modified, amended or terminated by the Compensation Committee at any time. Notwithstanding the foregoing, the grandfathered participations may not be further modified. Nothing in the 2002 Plan will preclude the Compensation Committee from naming additional participants in the 2002 Plan or, except for grandfathered participations, changing the Award Percentage of any Participant (subject to the overall percentage limitations contained in the 2002 Plan). Currently, under the 2002 Plan, the distribution amounts for non-grandfathered investments for each officer and employee currently are as follows: Charles E. Harris, 7.790%; Mel
P. Melsheimer, 3.733%; Douglas W. Jamison, 3.5%; Daniel V. Leff, 3.0%; Helene
B. Shavin, 1.524%; and Jacqueline M. Matthews, 0.453%, which together equal 20%. In one case, for a former employee who left other than due to termination for cause, any amount earned will be accrued and may subsequently be paid to the participant.

         The grandfathered participations are set forth below:

                                          Grandfathered Participations
                              -------------------------------------------------
Name of Officer/Employee      Non-Tiny Technology (%)       Tiny Technology (%)
------------------------      -----------------------       -------------------
Charles E. Harris                    12.41100                     10.34250
Mel P. Melsheimer                     3.80970                      3.17475
Helene B. Shavin                      1.37160                      1.14300
Jacqueline M. Matthews                0.40770                      0.33975
TOTAL                                18.00000                     15.00000


         Accordingly, an additional 2% of Qualifying Income with respect to grandfathered Non-Tiny Technology Investments, 5% of Qualifying Income with respect to grandfathered Tiny Technology Investments and the full 20% of Qualifying Income with respect to new investments are available for allocation and reallocation from year to year. Currently, Douglas W. Jamison and Daniel V. Leff are each allocated 0.80% of the Non-Tiny Technology Grandfathered Participations and 2% of the Tiny Technology Grandfathered Participations.

         We calculate the profit-sharing accrual based on the terms of the plan in effect. During the first quarter of 2003, we paid out 90 percent of the 2002 profit sharing in the amount of $13,710. The remaining 10 percent of the 2002 profit sharing, $1,523, was paid out upon the completion and filing of our 2002 federal tax return. During 2003, we made no accrual for profit sharing.

401(k) Plan
-----------

         As of January 1, 1989, we adopted an employee benefits program covering substantially all employees under a 401(k) Plan and Trust Agreement. As of January 1, 1999, we adopted the Harris & Harris Pension Plan and Trust, a money purchase plan that would allow us to stay compliant with the 401(k) top-heavy regulations and deduction limitation regulations. In 2001, Congress enacted the Economic Growth and Tax Relief Reconciliation Act of 2001 which has increased the deduction limits for plans such as the 401(k) Plan. This eliminated the need for us to maintain two separate plans. Effective December 31, 2001, the Pension Plan merged into the 401(k) Plan, with the 401(k) Plan being the surviving plan. Contributions to the plan are at our discretion. During 2003, contributions to the plan charged to operations were approximately $64,500.

Medical Benefits
----------------

         On June 30, 1994, we adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have 10 years of service with us and have attained 50 years of age or have attained 45 years of age and have 15 years of service with us. On February 10, 1997, we amended this plan to include employees who "have seven full years of service and have attained 58 years of age." The coverage is secondary to any government or subsequent employer provided health insurance plans. Based upon actuarial estimates, we provided an original reserve of $176,520 that was charged to operations for the period ending June 30, 1994. As of December 31, 2003 we had a reserve of $531,293 for the plan.

Mandatory Retirement Plan
-------------------------

         On March 20, 2003, in order to begin planning for eventual management succession, the Board of Directors voted to establish a mandatory retirement plan for individuals who are employed by us in a bona fide executive or high policy making position. There are currently two such individuals, the Chairman and CEO, and the President and COO. Under this plan, mandatory retirement will take place effective December 31 of the year in which the eligible individuals attain the age of 65. On an annual basis beginning in the year in which the designated individual attains the age of 65, a committee of the Board consisting of non-interested directors may determine to postpone the mandatory retirement date for that individual for one additional year for our benefit.

         Under applicable law prohibiting discrimination in employment on the basis of age, we can impose a mandatory retirement age of 65 for our executives or employees in high policy-making positions only if each employee subject to the mandatory retirement age is entitled to an immediate retirement benefit at retirement age of at least $44,000 per year. The benefits payable at retirement to Charles E. Harris, our Chairman and Chief Executive Officer, and Mel P. Melsheimer, our President, Chief Operating Officer and Chief Financial Officer, under our existing retirement plans do not equal this threshold. Mr. Harris has offered, for our benefit, to waive his right to exclude certain other benefits from this calculation, which makes it unlikely that any provision will have to be made for him in order for us to comply with this threshold requirement. For Mr. Melsheimer, however, a new plan was established to provide him with the difference between the benefit required under the age discrimination laws and that provided under our existing plans. The expense to us of providing the benefit under this new plan is currently estimated to be $450,000. This benefit will be unfunded, and the expense is being amortized over the fiscal periods through the year ended December 31, 2004.

Employment Agreement
--------------------

         On October 19, 1999, Charles E. Harris signed an Employment Agreement with us (the "Employment Agreement"), which superseded an employment agreement that was about to expire on December 31, 1999. The Employment Agreement expires on December 31, 2004 ("Term"); provided, on January 1, 2000, and on each day thereafter, the Term extends automatically by one day unless at any time we or Mr. Harris, by written notice, decides not to extend the Term, in which case the Term will expire five years from the date of the written notice. Accordingly, if we or Mr. Harris were to provide notice on June 30, 2004, the Term would expire on June 30, 2009.

         During the period of employment, Mr. Harris shall serve as our Chairman and Chief Executive Officer; be responsible for our general management of the affairs and all subsidiaries, reporting directly to our Board of Directors; serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected; and serve, if elected, as our President and as an officer and director of any subsidiary or affiliate of the Company.

         Mr. Harris is to receive compensation under his Employment Agreement in the form of base salary of $208,315 for 2000, with automatic yearly adjustments to reflect inflation. In addition, the Board may increase such salary, and consequently decrease it, but not below the level provided for by the automatic adjustments described above. Mr. Harris is also entitled to participate in our Profit-Sharing Plan as well as in all compensation or employee benefit plans or programs, and to receive all benefits, perquisites, and emoluments for which salaried employees are eligible. Under the Employment Agreement, we will furnish Mr. Harris with certain perquisites which include a company car, membership in certain clubs and up to a $5,000 annual reimbursement for personal, financial or tax advice.

         The Employment Agreement provides Mr. Harris with life insurance for the benefit of his designated beneficiaries in the amount of $2,000,000; provides reimbursement for uninsured medical expenses, not to exceed $10,000 per annum, adjusted for inflation, over the period of the contract; provides Mr. Harris and spouse with long-term care insurance; and provides disability insurance in the amount of 100 percent of his base salary. These benefits are for the term of the contract.

         The Employment Agreement provides severance pay in the event of termination without cause or by constructive discharge and also provides for certain death benefits payable to the surviving spouse equal to the executive's base salary for a period of two years.

         In addition, Mr. Harris is entitled to receive severance pay pursuant to the severance compensation agreement that he entered into with us, effective August 15, 1990. The severance compensation agreement provides that if, following a change in our control, as defined in the agreement, such individual's employment is terminated by us without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individual's average annualized compensation and payment of other welfare benefits. If Mr. Harris's termination is without cause or is a constructive discharge, the amount payable under the Employment Agreement will be reduced by the amounts paid pursuant to the severance compensation agreement.

SERP
----

         The Employment Agreement provides that we adopt a supplemental executive retirement plan (the "SERP") for the benefit of Mr. Harris. Under the SERP, we will cause an amount equal to one-twelfth of Mr. Harris's current base salary to be credited each month (a "Monthly Credit") to a special account maintained for this purpose on our books for the benefit of Mr. Harris (the "SERP Account"). The amounts credited to the SERP Account will be deemed invested or reinvested in such mutual funds or U.S. Government securities as determined by Mr. Harris. The SERP Account will be credited and debited to reflect the deemed investment returns, losses and expenses attributed to such deemed investments and reinvestments. Mr. Harris's benefit under the SERP will equal the balance in the SERP Account and such benefit will always be 100 percent vested (i.e., not forfeitable). Mr. Harris will determine the form and timing of the distribution of the balance in the SERP Account; provided, however, in the event of the termination of Mr. Harris's employment, the balance in the SERP Account will be distributed to Mr. Harris or his beneficiary, as the case may be, in a lump-sum payment within 30 days of such termination. We contributed $298,306 during 2003 to a rabbi trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company under the SERP. The restricted funds for the SERP Plan total $1,212,078 at December 31, 2003. Mr. Harris's rights to benefits pursuant to this SERP will be no greater than those of a general creditor of the Company.

Senior Code of Ethics
---------------------

         On March 19, 2004, the Board of Directors adopted a Senior Code of Ethics for Chief Executive and Senior Financial Officers. A copy of this code of ethics will be provided, free of charge, to each shareholder as of March 26, 2004, upon the written request of such shareholder by writing to: Investor Relations, Harris & Harris Group, Inc., 111 West 57th Street, Suite 1100, New York, New York 10019.

Remuneration of Directors and Others
------------------------------------

         The following table sets forth the compensation paid by us for the fiscal year ended December 31, 2003 to our directors and others. During the fiscal year ended December 31, 2003, we did not pay any pension or retirement benefits.

                                       Aggregate             Total Compensation
Name of Director                    Compensation ($)       Paid to Directors ($)
---------------------------         ----------------       ---------------------
Dr. C. Wayne Bardin                       19,000                    19,000
Dr. Phillip A. Bauman                     18,000                    18,000
G. Morgan Browne(1)                       21,462                    21,462
Dugald A. Fletcher                        19,000                    19,000
Dr. Kelly S. Kirkpatrick(2)               18,926                    18,926
Glenn E. Mayer                            18,000                    18,000
Mark A. Parsells(3)                        1,214                     1,214
Lori D. Pressman(4)                       75,725                    75,725
Charles E. Ramsey                         13,000                    13,000
James E. Roberts                          16,000                    16,000
Charles E. Harris(5)                           0                         0

______________________

(1) Includes $462 for reimbursement for travel expenses to attend board meetings.
(2) Includes $1,613 for reimbursement for travel expenses to attend board meetings and $1,313 for consulting services. Dr. Kirkpatrick may be considered an "interested person" because of consulting work performed for us.
(3) Includes $414 for reimbursement for travel expenses to attend board meetings.
(4) Includes $1,725 for reimbursement for travel expenses to attend board meetings and $57,000 for consulting services. Ms. Pressman may be considered an "interested person" because of consulting work performed for us.
(5)  Mr. Harris is an "interested person" as defined in the 1940 Act.

         Effective June 18, 1998, directors who were not officers received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting they attended in addition to a monthly retainer of $500. Prior to June 18, 1998, the directors were paid $500 for committee meetings and no monthly retainer. We also reimburse our directors for travel, lodging and related expenses they incur in attending board and committee meetings. The total compensation and reimbursement for expenses paid to all directors in 2003 was $162,014.

         In 1998, the Board of Directors approved that effective January 1, 1998, 50 percent of all director fees be used to purchase our common stock from us. However, effective March 1, 1999, the Board of Directors approved that directors purchase our common stock in the open market, rather than from us. During 2000 and 2001, the outside directors (i.e., all directors except Mr. Harris) bought a total of 15,818 and 7,944 shares, respectively, in the open market. In 2002, the outside directors bought 9,524 shares in the open market and 43,426 shares through exercise of rights in a public offering of our common stock. In 2003, the directors bought 7,860 shares in the open market.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10 percent of our common stock, to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of all reports filed.

         Based solely on a review of the forms furnished to us, or written representations from certain reporting persons, we believe that all persons who were subject to Section 16(a) in 2003 complied with the filing requirements.

                      SELECTION OF INDEPENDENT ACCOUNTANT

                                (Proposal No. 2)

         PricewaterhouseCoopers LLP has been selected as the independent accountant to audit our accounts for and during the fiscal year ending December 31, 2004. This selection has been made by the Audit Committee and is subject to ratification or rejection by our shareholders. We know of no direct or indirect financial interest of PricewaterhouseCoopers LLP in us.

         A representative of PricewaterhouseCoopers LLP is not expected to be present at the meeting.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANT.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                  SALE OF RIGHTS TO PURCHASE COMMON STOCK AT NOT
                  LESS THAN THE GREATER OF THE MARKET VALUE OR THE NET ASSET VALUE PER SHARE AT THE TIME OF ISSUANCE

                                (Proposal No. 3)

Proposal
--------

         During the coming year the Board of Directors believes it would be in our best interest to have the ability to offer long-term rights (which may be accompanied by or be part of other securities -- e.g., convertible debt or convertible preferred securities) to purchase common stock at an exercise price that will not be less than the greater of the market value or the net asset value per share at the time of issuance of such long-term rights. Section 61(a) of the 1940 Act permits a business development company such as us to sell such securities on such terms (and to issue shares of common stock upon their exercise), only if several conditions are satisfied. Specifically, such practice must be approved by a majority of the independent directors and shareholders of the issuer within 12 months prior to sale. In addition, a majority of the issuer's independent directors must determine in good faith that the issuance of such securities is in the best interests of the Company and our shareholders and that the price at which such rights or other securities are to be sold (which refers to the exercise or conversion price in the case of rights such as warrants, options or conversion rights) is not less than a price which closely approximates the market value for the underlying shares of common stock at the time of issuance of such rights or other securities. Finally, the long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time. The subsequent issuance of shares upon exercise of properly authorized rights is permitted without regard to net asset value or market value at the time of exercise. Our Board of Directors has approved and recommends to the shareholders for their approval a proposal authorizing us, over the next year, to issue long-term rights to purchase common stock (subject to the 25% limitation stated above) at exercise prices that will not be less than the greater of the market value or the net asset value per share at the time of issuance of such rights. Upon obtaining the requisite shareholder approval, we will comply with the foregoing requirements in connection with any financing undertaken pursuant to this proposal.

Reasons for the Proposal
------------------------

         Management and the Board of Directors have determined that it would be advantageous to us to have the ability to sell, either alone or as part of another security, warrants, options or rights to purchase common stock in connection with our financing and capital raising activities. This ability may be a cost-effective way for us to raise capital. Our Board of Directors has determined that it would be in the best interest of the Company and our shareholders to increase our assets so that we may be in a better position to make follow-on investments and take advantage of attractive new investment opportunities in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS), augment working capital, increase the diversification of our portfolio and achieve other net benefits to us. We believe that our prior investment and expertise in the tiny technology sector are likely to lead to several attractive investment opportunities in the tiny technology sector becoming available to us over the next one to two years. We do not have any current plans to issue rights or other securities and would determine to do so only after reviewing the pace at which we are investing the proceeds of our recent stock offering and the level and attractiveness of investment opportunities becoming available.

         The Board also believes that increasing our assets will lower our expense ratio by spreading our fixed costs over a larger asset base. The issuance of additional common stock may also enhance the liquidity of our common stock on the Nasdaq National Market.

         Although we are permitted without shareholder approval to engage in rights offerings to our existing shareholders of short-term rights to purchase common stock at less than net asset value per share, these offerings must either be non-transferable, in which case shareholders who decide not to participate will have no means of capturing any portion of the value of the right to acquire shares at a discount, or must be limited in such a manner that we, after applying the offering discount, can increase our capital base by only approximately 25 percent per year. In addition, offerings of transferable rights whose exercise price is at a discount to net asset value may be made only once per year. In 2002, we made such a transferable rights offering and believe that the investment opportunities in tiny technology over the coming year are likely to be sufficient to justify raising capital. Inasmuch as the Board of Directors believes that it would not be in the best interests of shareholders for us to engage in large scale nontransferable rights offerings, it believes that the proposal is an attractive way to give us additional flexibility to take advantage of investment opportunities that may arise over the next one to two years.

         The Board of Directors has approved and is seeking shareholder approval of the proposal described above to sell, either alone or as part of another security, warrants, options or rights to purchase common stock. The final terms of any such sale, including price, term, and vesting requirements, will be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration would be considered and approved by the Board of Directors at the time of issuance. Any such issuance may be made pursuant to either a public or non-public offering, as determined by the Board of Directors in an appropriate manner prior to the time of issuance. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of common stock. The long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time.

Dilution
--------

         Any such sale, other than to existing shareholders, would be potentially dilutive to the voting power of existing shareholders and could be dilutive with regard to dividends and other economic aspects of the common stock. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted. In addition, because the exercise price per share at the time of exercise could be less than the net asset value per share at the time of exercise and because we could well incur expenses in connection with any such sale, such exercise could result in a dilution of net asset value per share at the time of exercise for all shareholders. Such dilution would disproportionately affect non-subscribing shareholders.

Leverage
--------

         Any long-term rights issued may be accompanied by or be part of other securities, including convertible debt or convertible preferred securities. If we issue convertible debt or convertible preferred securities accompanied by long-term rights, such issuance would result in the use of leverage by us and would require us to make periodic interest or dividend payments. The use of leverage results in additional risks and can magnify the effect of any losses. If the income and gains earned on securities purchased with the proceeds of such convertible securities are greater than the cost of leverage, our return on the shares will be greater than if leverage had not been used. Conversely, if the income or gains from the securities purchased with such proceeds does not cover the cost of leverage, the return to us will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                   REMOVAL OF CERTAIN INVESTMENT RESTRICTIONS

                                (Proposal No. 4)

Proposal
--------

         The Board of Directors, including the independent directors, has proposed that shareholders approve the elimination of certain fundamental investment restrictions we adopted years ago when we were an investment company. We propose this change because we are concerned that these investment restrictions are outdated and could unnecessarily limit our operations going forward. The Board recently reviewed each of our investment restrictions and determined that it would be in the best interests of shareholders to eliminate certain investment restrictions that are not required under applicable law.

         Under the 1940 Act, a registered investment company is required to recite its policy with respect to certain investment activities. Under the 1940 Act, an investment policy that is classified as "fundamental" may not be changed without the approval of a company's shareholders. When we were a registered investment company, we adopted certain fundamental investment restrictions as required by the 1940 Act. The provisions of the 1940 Act regarding fundamental investment restrictions and objectives are not applicable to business development companies. When we elected to be treated as a business development company, we did not formally remove these investment restrictions. Although we believe that these restrictions do not apply to us, our Board is recommending that the shareholders approve this proposal to ensure there is no doubt regarding their applicability.

         Although the proposed elimination of the investment restrictions generally give us broader authority to make certain investments or engage in certain investment practices, we do not currently intend to change in any way our investment strategy or operations. In addition, many of the investment restrictions are no longer relevant to our business strategy. The proposal was approved by the Board of Directors, subject to shareholder approval, at a meeting held on March 10, 2004.

         At the Annual Meeting, shareholders will vote on the proposal to remove the investment restrictions listed below. If approved, the removal of these investment restrictions will become effective immediately. If the proposal is not approved, the current restrictions will remain in effect unless we are correct in our assessment that they do not apply. If these restrictions do remain in effect, we will be limited in our future ability to implement certain techniques, while other business development companies will be able to implement those techniques because they do not have these restrictions.

         Approval of the proposal with respect to the removal of each investment restriction will require the approval of the holders of a majority of the voting securities outstanding on the record date (defined in the 1940 Act as the lesser of (a) more than 50% of the shares outstanding on the record date or (b) 67% or more of the shares represented at a meeting at which more than 50% of the shares outstanding on the record date are represented). Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against this proposal.

         Items described below in Proposals 4A through 4G will require a single vote.

                                  PROPOSAL 4A

                         ELIMINATION OF THE INVESTMENT
                      RESTRICTION REGARDING CONCENTRATION

         The fundamental investment restriction regarding concentration currently reads as follows:

         "[The Company may not] invest more than 25% of the value of its total assets in any one industry."

         The Company makes initial venture capital investments exclusively in tiny technology. Tiny technology companies permeate a variety of industries. Accordingly, the Company has no present intention to concentrate in any one industry, although it desires the freedom to do so to the extent its investment opportunities develop in that manner.

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding industry concentration because such an investment restriction is not required for a business development company, although the Company has no present intention to concentrate in any one industry.

                                  PROPOSAL 4B

              ELIMINATION OF THE INVESTMENT RESTRICTION REGARDING
                BORROWING AND THE ISSUANCE OF SENIOR SECURITIES

         The fundamental investment restriction regarding borrowing and issuing senior securities currently reads as follows:

         "[The Company may not] issue senior securities other than:

                  (a) preferred stock not in excess of the excess of 50% of its total assets over any senior securities described in clause (b) below that are outstanding,

                  (b) senior securities other than preferred stock (including borrowing money, including on margin if margin securities are owned and through entering into reverse repurchase agreements, and providing guaranties) not in excess of 33 1/3% of its total assets, and

                  (c) borrowings of up to 5% of its total assets for temporary purposes without regard to the amount of senior securities outstanding under clauses (a) and
                           (b) above; provided, however, that its obligations under interest rate swaps, when issued and forward commitment transactions and similar transactions are not treated as senior securities if covering assets are appropriately segregated; or pledge its assets other than to secure the issuances or in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

                  For purposes of clauses (a), (b) and (c) above, "total assets" shall be calculated after giving effect to the net proceeds of any issuance and net of any liabilities and indebtedness that do not constitute senior securities except for liabilities and indebtedness as are excluded from treatment as senior securities by the proviso to this item
                  (2)."

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding the issuance of senior securities because such an investment restriction is not required for a business development company, although the Company has no present intention to issue senior securities. In fact this restriction is inconsistent with the capital structure authorized by the 1940 Act for business development companies such as the Company. These provisions would permit us to issue debt or preferred stock so long as our total assets immediately after the issuance, less some ordinary course liabilities, exceed 200% of the sum of the debt and any preferred stock outstanding, subject to some exceptions. Under the 1940 Act, we can issue options and/or warrants for 25% or less of our outstanding voting securities.

                                  PROPOSAL 4C

                    INVESTMENT RESTRICTION REGARDING LENDING

         The fundamental investment restriction regarding making loans currently reads as follows:

         "[The Company may not] make loans of money or property to any person, except through loans and guaranties to entities, loans of portfolio securities, the acquisition of fixed income obligations consistent with our investment objective and policies or the acquisition of securities subject to repurchase agreements."

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding making loans because such an investment restriction is not relevant to the Company, which does not have any investment objective and is not required to have any policy regarding loans.

                                  PROPOSAL 4D

                        INVESTMENT RESTRICTION REGARDING
                            UNDERWRITING SECURITIES

         The fundamental investment restriction regarding underwriting securities currently reads as follows:

         "[The Company may not] underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own securities we may be deemed to be an underwriter."

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding underwriting securities because such an investment restriction is not required for a business development company, although the Company has no present intention to underwrite securities.

                                  PROPOSAL 4E

                 INVESTMENT RESTRICTION REGARDING THE PURCHASE
                             OR SALE OF REAL ESTATE

         The fundamental investment restriction regarding the purchase or sale of real estate currently reads as follows:

          "[The Company may not] purchase or sell real estate or interests therein in excess of its total assets or interests therein in excess of its total assets."

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding the sale of real estate because such an investment restriction is not required for a business development company, although the Company has no present intention to purchase or sell real estate.

                                  PROPOSAL 4F

                      INVESTMENT RESTRICTION REGARDING THE
                        PURCHASE OR SALE OF COMMODITIES

         The fundamental investment restriction regarding the purchase or sale of commodities currently reads as follows:

         "[The Company may not] purchase or sell commodities or purchase or sell commodity contracts except for hedging purposes or in connection with business operations and except for precious metals and coins."

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding the purchase or sale of commodities because such an investment restriction is not required for a business development company, although the Company has no present intention to purchase or sell commodities.

                                  PROPOSAL 4G

              INVESTMENT RESTRICTION REGARDING MAKING SHORT SALES

         The fundamental investment restriction regarding making short sales currently reads as follows:

         "[The Company may not] make any short sale of securities except in conformity with applicable laws, rules and regulations and unless, in giving effect to the sale, the market value of all securities sold short does not exceed 25%, except short sales "against the box" which are not subject to the limitation, of the value of its total assets and our aggregate short sales of a particular class of securities does not exceed 25% of the then-outstanding securities of that class."

         If Proposal 4 is adopted, the Company would have the authority to effect short sales. A short sale is a transaction in which a company sells a security it does not own by borrowing it from a broker, and consequently becomes obligated to replace that security.

         The Board of Directors proposes that shareholders remove the above-referenced investment restriction regarding short sales because such an investment restriction is not required for a business development company, although the Company has no present intention to make short sales.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

Other Business
--------------

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

Annual Reports on Form 10-K
---------------------------

         Our Annual Report on Form 10-K, as filed with the SEC, is being delivered with this proxy statement.

         We undertake to provide, without charge, to each shareholder as of March 26, 2004, upon the written request of such shareholder, a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC for our most recent fiscal year. Any shareholder who would like to request a copy of our most recent Annual Report on Form 10-K may do so by submitting a written request, which shall contain a representation in good faith that such shareholder was a beneficial owner as of March 26, 2004 of our securities entitled to vote, to the following address:

                               Investor Relations
                          Harris & Harris Group, Inc.
                        111 West 57th Street, Suite 1100
                               New York, NY 10019

Submission of Shareholder Proposals
-----------------------------------

         Any shareholder proposals intended to be presented for inclusion in our proxy statement and form of proxy for the next annual meeting of shareholders to be held in 2005 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., 111 West 57th Street, New York, New York 10019 no later than January 23, 2005, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2005 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

         Under our Bylaws, nominations for director may be made only by the Board or the Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. The Bylaws also provide that no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the

Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if we do not have notice of the matter at least 45 days before the anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of shareholders or the date specified by the advance notice provision in our Bylaws. Our Bylaws contain such an advance notice provision as described above. For our Annual Meeting of Shareholders expected to be held on April 22, 2005, shareholders must submit such written notice to our Secretary in accordance with our advance notice provision, as described above.

         A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to our Secretary.


                                            By Order of the Board of Directors

New York, New York                          /s/ Susan T. Harris
April 12, 2004                              -------------------
                                            Susan T. Harris
                                            Secretary

                                                                    Appendix A

                                    CHARTER
                             of the AUDIT COMMITTEE
                           of the BOARD of DIRECTORS
                                       of
                          Harris & Harris Group, Inc.

         The Board of Directors (the "Board") of Harris & Harris Group, Inc. (the "Corporation") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this Charter to establish the governing principles of the Audit Committee and shall review and reassess the adequacy of this Charter on an annual basis.

I.  Role of the Audit Committee

         The role of the Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

         A. To oversee all material aspects of the Corporation's accounting and financial reporting processes, internal control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board;

         B. To monitor the independence and performance of the Corporation's independent accountants;

         C. To provide a means for open communication among the Corporation's independent accountants, financial and senior management and the Board; and

         D. To oversee compliance by the Corporation with legal and regulatory requirements.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct financial statement audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct financial statement audits is that of the Corporation's independent accountants. The Corporation's management has the responsibility to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to assure the Corporation's compliance with laws and regulations. The primary responsibility for these matters also rests with the Corporation's management.

II.  Composition of the Audit Committee

         A. The Board shall designate the members of the Audit Committee at the Board's annual organizational meeting and each member shall serve, subject to his or her earlier resignation or removal from the Audit Committee or his or her ceasing to be a director, until the next such meeting and until their successors are designated by the Board.

         B. The Audit Committee shall consist of at least three members, but no more than six members. The members of the Audit Committee shall meet the independence and experience requirements of the rules of the principal market or transaction reporting system on which the Corporation's securities are traded or quoted (currently, the Nasdaq National Market), Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the "SEC").

III.  Meeting of the Audit Committee

         The Audit Committee shall meet at least two times a year and more frequently as circumstances may require. The Audit Committee shall be responsible for meeting with the independent accountants at their request to discuss the interim financial statements. The Audit Committee shall meet privately with the independent accountants at least annually in a separate executive session.

IV.   Responsibilities of the Audit Committee

         The Audit Committee shall assist the Board in overseeing the Corporation's financial and operating reporting practices, internal controls and compliance with laws and regulations.

         Specifically, the Audit Committee shall have the responsibility with respect to:

         A.    The Corporation's Risks and Control Environment:

               o To discuss with the Corporation's management and independent accountants the integrity of the Corporation's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks; and

               o To investigate and follow up on any matters brought to its attention within the scope of its duties.

         B.    The Corporation's Independent Accountants:

               o The Audit Committee shall have the sole authority to appoint or replace the independent accountants (subject, to ratification by the Board). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee;

               o To ensure that the Audit Committee receives annually from the Corporation's independent accountants the information about all of the relationships between the independent accountants and the Corporation that the independent accountants are required to provide to the Audit Committee, to actively engage in a dialogue with the independent accountants about any relationships between the independent accountants and the Corporation or any services that the independent accountants provide or propose to provide that may affect the objectivity and independence of the independent accountants and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent accountants;

               o The Audit Committee shall establish guidelines similar to those set forth in Annex A relating to the Corporation's hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Corporation;

               o The Audit Committee shall establish policies or procedures similar to those set forth in Annex B to pre-approve all auditing services and permitted non-audit services (including fees and terms thereof) (the "Covered Services") to be performed for the Corporation by its independent accountants. The Audit Committee may form and delegate authority to the Chairman of the Audit Committee or subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the Chairman or such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting; and

               o To ensure the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent accountants) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

         C.    The Corporation's Financial Reporting Process:

               o To oversee the Corporation's selection of and major changes to its accounting policies;

               o To meet with the Corporation's independent accountants and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent accountants are required by generally accepted auditing standards to discuss with the Audit Committee, such as, any significant changes to the Corporation's accounting policies, the integrity of the Corporation's financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

               o To discuss with the Corporation's financial management and independent accountants the Corporation's annual results and, when appropriate, the interim results before they are made public;

               o To review with management and the independent accountants, prior to the filing of an audit report with the SEC, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by independent accountants;

               o To review with management and the independent accountants, prior to the filing of an audit report with the SEC, material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences;

               o Review disclosures made to the Audit Committee by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls;

               o To review with the independent accountants, prior to the filing of an audit report with the SEC, all critical accounting policies and practices to be used;

               o To review and discuss with the Corporation's financial management and independent accountants the Corporation's audited financial statements including qualitative judgments, appropriateness of accounting principles (old and new), financial disclosure practices, and any observations regarding the quality of accounting principles and underlying estimates and, when appropriate, the Corporation's interim financial statements, before they are made public;

               o To recommend to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K; and

               o To issue for public disclosure by the Corporation the report required by the rules of the SEC.

         D.    Other Matters

               o To review and reassess the adequacy of this charter on an annual basis;

               o To review reports and any financial information submitted by the Corporation to a government body or the public;

               o To report to the Board the matters discussed at each meeting of the Audit Committee;

               o To administer the procedures set forth in Annex C relating to the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees or any other provider of accounting related services of concerns regarding questionable accounting or auditing matters;

               o To keep an open line of communication with the financial and senior management and the independent accountants and the Board; and

               o To review in advance and approve any "related party" transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which such related party had, or will have, a direct or indirect material interest. For purposes of this item, a "related party" includes any director or executive officer of the Corporation, any nominee for election as a director, any security holder who is known to the Corporation to own of record or beneficially more than five percent of any class of the Corporation's voting securities, and any member of the immediate family(1) of any of the foregoing persons. The materiality of any interest is to be determined on the basis of the significance of the information to investors in light of all the circumstances of the particular case.

V.   Advisors/Funding

         In discharging its duties hereunder, the Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of such compensation as is determined by the Audit Committee to the independent accountants and to any other advisors employed by the Audit Committee. The Corporation shall also provide funding for any other functions or initiatives undertaken by the Audit Committee.


___________

(1) A person's immediate family shall include such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

                                                                     Appendix B

                          NOMINATING COMMITTEE CHARTER
                                     OF THE
                             BOARD OF DIRECTORS OF
                          HARRIS & HARRIS GROUP, INC.

                     AS APPROVED BY THE BOARD OF DIRECTORS
                                 MARCH 10, 2004


1.       PURPOSE OF THE NOMINATING COMMITTEE

         The purpose of the Nominating Committee (the "Nominating Committee") of the Board of Directors (the "Board") of Harris & Harris Group, Inc. (the "Company") is to identify individuals qualified to serve on the Board as directors and on committees of the Board, and to select, or to recommend that the Board select, the Board nominees for the next annual meeting of shareholders.

2.       COMPOSITION OF THE NOMINATING COMMITTEE

         The Nominating Committee shall be comprised of at least three of the Directors as determined by the Board that are "independent" as defined in
Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act").

3.       MEETINGS AND PROCEDURES OF THE NOMINATING COMMITTEE

         The Nominating Committee shall fix its own rules of procedure, which shall be consistent with the charter documents of the Company and this Nominating Committee Charter. The Nominating Committee shall meet as circumstances require. The chairperson of the Nominating Committee or a majority of the members of the Nominating Committee may call a meeting of the Nominating Committee.

         A majority of the members of the Nominating Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other shall constitute a quorum and shall act by majority vote. The Nominating Committee may also take action by written consent of the number of members that would be required to adopt a resolution if all members of the Nominating Committee were present.

         The Nominating Committee may form subcommittees for any purpose that the Nominating Committee deems appropriate and may delegate to such subcommittees such power and authority as the Nominating Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Nominating Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Nominating Committee.

         The Nominating Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Nominating Committee, attend any meeting of the Nominating Committee to provide such pertinent information as the Nominating Committee requests.

         The Nominating Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company and delivered to the Board, including a description of all actions taken by the Nominating Committee at the meeting.

4.        AUTHORITY

(1) The Nominating Committee shall have the authority to carry out its duties and responsibilities as set forth in this Nominating Committee Charter. The Nominating Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

5.       DUTIES OF THE NOMINATING COMMITTEE

         The Nominating Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

           (i) establish procedures for evaluating the suitability of potential director nominees;

           (ii) select the nominees for election by the shareholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company. Persons selected by the Nominating Committee shall possess such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the Nasdaq National Market listing requirements; and

           (iii) review the suitability for continued service as a director when his or her term expires and at such other times as the Nominating Committee deems necessary or appropriate, and to recommend whether or not the director should be re-nominated.

6.       OUTSIDE ADVISERS

         The Nominating Committee may retain, at the Company's expense, such independent counsel or other advisers as it deems necessary.

                            DETACH PROXY CARD HERE



|_|     Sign, Date and Return the                 |x|
        Proxy Card Promptly Using       Votes must be indicated
        the Enclosed Envelope.          (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS

FOR all nominees |_|    WITHHOLD AUTHORITY to vote   |_|     *EXCEPTIONS  |_|
listed below            for all nominees listed
                        below

Nominees:    Dr. C. Wayne Bardin, Dr. Phillip A. Bauman, G. Morgan Browne,
             Dugald A. Fletcher, Charles E. Harris, Dr. Kelly S. Kirkpatrick,
             Mark A. Parsells, Lori D. Pressman, Charles E. Ramsey,
             James E. Roberts.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ___________________________________________________________


2. To ratify, confirm and approve the Audit            FOR   AGAINST   ABSTAIN
Committee's selection of PricewaterhouseCoopers
LLP  as the independent public accountant for its      |_|     |_|      |_|
fiscal year ending December 31, 2004.


3. To approve a proposal to authorize the
Company to issue, long-term rights (which may          FOR   AGAINST   ABSTAIN
be accompanied by or be part of other securities -
e.g., convertible debt or convertible preferred        |_|     |_|      |_|
securities) to purchase common stock at an exercise price that will not be less than the greater of the market value or the net asset value per share at the time of issuance.

4. To remove certain investment restrictions that     FOR   AGAINST   ABSTAIN
are not applicable to business development
companies.                                            |_|     |_|      |_|

5. At their discretion, the Proxies are authorized to vote upon such other business, including adjournment, as may properly come before the meeting or any adjournment or adjournments thereof.

               To change your address, please mark this box. |_|


               To include any comments, please mark this box. |_|

                      ------------------------------------

                                 S C A N   L I N E

                      ------------------------------------


Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


-----------------------------------      --------------------------------------
Date          Share Owner sign here          Co-Owner sign here

                          HARRIS & HARRIS GROUP, INC.
                   One Rockefeller Plaza, Rockefeller Center
                              New York, NY 10020

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CHARLES E. HARRIS and HELENE B. SHAVIN and each of them, with full power of substitution, proxies to vote at the annual meeting of shareholders to be held on May 12, 2003, or an adjournment thereof, to represent and to vote all the shares of common stock of Harris & Harris Group, Inc. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the following matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" all the nominees listed in item 1 and "FOR" item 2 and item 3 and item 4.

     When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" items 1, 2 and 3. For purposes of item 4, any abstentions and broker non-votes will have the effect of votes against the proposal,

(Continued and to be dated and signed on the reverse side.)


                         HARRIS & HARRIS GROUP, INC.
                         P.O. BOX 11469
                         NEW YORK, N.Y. 10203-0469